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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                January 15, 2009
                Date of Report (Date of earliest event reported)

                                 CNB CORPORATION
             (Exact name of registrant as specified in its charter)

         Michigan                         033-00737               38-2662386
(State or other jurisdiction of         (Commission            (I.R.S. Employer
 incorporation or organization)         file number)         Identification No.)

                    303 North Main Street, Cheboygan MI 49721
          (Address of principal executive offices, including Zip Code)

                                 (231) 627-7111
              (Registrant's telephone number, including area code)

                                    NO CHANGE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.06. Material Impairments

On January 15, 2009, Citizens National Bank of Cheboygan (the Bank), a subsidiary of CNB Corporation (the Company) recorded a pre-tax charge in the amount of $5.3 million in the fourth quarter of 2008 as a result of recognizing an additional impairment related to an "other-than-temporary" decline in the fair market value of its auction rate securities investments. This additional impairment is due to the overall credit crisis, deterioration within the financial markets and lack of a market for auction rate securities. Including charges incurred in previous quarters, this brings the aggregate charge for impairment of available-for-sale securities to $7.1 million for the Bank's full year 2008. The face value of the auction rate securities investments is $11.9 million at December 31, 2008. This charge, as well as future similar charges for impairments of auction rate securities investments, if any, would be reported as non-operating expenses by the Company.

The Bank's capital ratios remain above the "well capitalized" regulatory minimums after recognition of the impairment.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CNB Corporation
                                        (Registrant)


                                        /s/ Susan A. Eno
                                        ----------------------------------------
                                        Susan A. Eno
                                        President and Chief Executive Officer

Dated: January 21, 2009